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                                                                     Exhibit (j)

            Consent of Independent Registered Public Accounting Firm



We consent to the reference to our firm under the caption "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information of the Aston/New Century Absolute Return ETF Fund-Class N Shares of the Aston Funds filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 97 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-68666).


                                                           /s/ ERNST & YOUNG LLP


Chicago, Illinois
February 27, 2008